Coherus BioSciences Reports Second Quarter 2020 Financial Results

– Second Quarter UDENYCA® Net Sales of $135.7 Million –

– Net Income of $59.0 Million –

– Non-GAAP Net Income of $68.3 Million –

REDWOOD CITY, Calif., August 6, 2020 – Coherus BioSciences, Inc. (“Coherus” or the “Company”, Nasdaq: CHRS), today reviewed corporate events and reported financial results for the quarter ended June 30, 2020.

Second Quarter 2020 and Recent Corporate Highlights

●	Net product revenue for the second quarter of 2020 was $135.7 million, and net income was $59.0 million, or $0.70 per share on a diluted basis.
●	Non-GAAP income during the second quarter of 2020 was $68.3 million, or $0.81 per share on a diluted basis.
●	Cash flow from operating activities was $60.2 million for the second quarter of 2020.
●	The Healthcare Distribution Alliance recognized Coherus’ successful launch of UDENYCA® (pegfilgrastim-cbqv) by awarding the 2019 Diana Award in the category for Best New Product Introductions in the Biotechnology Pharmaceutical Product sector.
●	The Company appointed veteran healthcare leader, Kimberly Tzoumakas, J.D. to its Board of Directors.

Second Quarter 2020 Financial Results

Net product revenue for the second quarter of 2020 was $135.7 million. Net product revenue included a favorable revision of the Company’s prior period payer rebate estimate of $13.3 million recorded in the second quarter of 2020. Cost of goods sold for the second quarter of 2020 was $10.1 million, resulting in a gross profit margin of 93%.

Research and development (R&D) expense for the second quarter of 2020 was $26.2 million, as compared to $18.9 million for the same period in 2019. R&D expense for the six months ended June 30, 2020 was $59.3 million, as compared to $37.7 million for the same period in 2019. The increase in R&D expense in both periods was primarily due to preparations for the biologics license application (BLA) filing of CHS-1420, Coherus’ biosimilar to Humira® (adalimumab), and to the manufacturing scale-up to initiate planned clinical trials in 2021 for CHS-2020, Coherus’ biosimilar to Eylea® (aflibercept).

Selling, general and administrative (SG&A) expense for the second quarter of 2020 was $34.1 million, as compared to $36.5 million for the same period in 2019. SG&A expense for the six months ended June 30, 2020 was $69.4 million, as compared to $69.1 million for the same period in 2019.

Cash, cash equivalents and investments in marketable securities for the second quarter increased to $456.5 million as of June 30, 2020, as compared to $193.3 million as of March 31, 2020 and $177.7 million as of December 31, 2019. The increase in the second quarter of 2020 is primarily due to generating $60.2 million in net cash from operating activities and receiving $222.8 million in net proceeds from issuing convertible debt notes due 2026 in April 2020, which was offset by purchasing $18.2 million in capped call options related to the convertible notes.

Net income for the second quarter of 2020 was a $59.0 million, or $0.70 per share on a diluted basis, compared to $23.6 million, or $0.32 per share on a diluted basis for the same period in 2019.

Non-GAAP net income for the second quarter of 2020 was $68.3 million, or $0.81 per share on a diluted basis, compared to non-GAAP income of $31.5 million, or $0.43 per share on a diluted basis for the same period in 2019. See “Non-GAAP Financial Measures” below for a discussion on how the Company calculates non-GAAP net income and a reconciliation to the most directly comparable GAAP measure.

Guidance for the Remainder of 2020

Coherus will continue to lay the foundation for long-term growth across its three therapeutic areas:

Oncology

●	Deliver continued market success with UDENYCA® (pegfilgrastim-cbqv) against all Neulasta® dosage forms, while maintaining average selling price (“ASP”) discipline, leveraging the validated branded-biosimilar strategy of offering a robust value proposition across all key customer segments.
●	Advance the Company’s biosimilar candidate to Avastin® (bevacizumab) in-licensed from Innovent toward an expected 351(k) BLA submission to the FDA in 2021, depending on the outcome and the timing of FDA interactions as well as the successful completion of a three-way pharmacokinetic (“PK”) study and certain additional analytical similarity exercises.

Ophthalmology

●	Facilitate Bioeq’s resubmission of a 351(k) BLA to the FDA for the biosimilar candidate to Lucentis® (ranibizumab) in the second half of 2020.
●	Advance the Company’s internally developed CHS-2020 biosimilar candidate to Eylea® (aflibercept) towards an expected Phase 3 clinical trial initiation in 2021, with launch projected in 2025, if approved.

Immunology

●	Complete certain manufacturing, regulatory and development activities for the Company’s internally developed Humira® (adalimumab) biosimilar, CHS-1420, and file the 351(k) BLA in the fourth quarter of 2020. The Company expects this timing will enable a projected market entry in the United States on or after July 1, 2023, if approved.

Financial Guidance

●	R&D and SG&A expenses combined together are expected to range between $285 million and $310 million for the full fiscal year 2020, excluding upfront or milestone payments from any potential new collaborations, consistent with prior quarter guidance.

Conference Call Information

When: Thursday, August 6, 2020 starting at 4:30 p.m. ET

Webcast: at https://investors.coherus.com.

The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at https://investors.coherus.com/. If you would like to ask a question, the dial in number for the conference call is 844-452-6826 (Toll-Free U.S. and Canada) or 765-507-2587 (International).

Conference ID: 4956327

Please dial-in 15 minutes early to ensure a timely connection to the call.

Second quarter 2020 financial results are posted on the Coherus website at https://investors.coherus.com/. The webcast will be archived on the Coherus website.

About Coherus BioSciences, Inc.

Coherus is a leading biologics company that develops and commercializes its own high-quality biosimilar therapeutics as well as those of others seeking capable access to the United States market. Composed of a team of proven industry veterans with world-class expertise in product development and commercialization, Coherus is positioned as a leader in the global biosimilar marketplace. Headquartered in the United States, Coherus is committed to reducing healthcare system costs and expanding patient access of essential therapeutics.

Coherus has commercialized UDENYCA® (pegfilgrastim-cbqv) in the United States and received regulatory approval for UDENYCA® in the European Union. Coherus is advancing late-stage clinical products CHS-1420, a Humira® (adalimumab) biosimilar, Bioeq’s Lucentis® (ranibizumab) biosimilar and Innovent’s Avastin® (bevacizumab) biosimilar towards commercialization. The Company is also advancing early-stage clinical products including, CHS-2020, an Eylea® (aflibercept) biosimilar. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Coherus’ ability to lay the foundation for long-term growth across its three therapeutic areas; Coherus’ ability to deliver continued market success with UDENYCA® (pegfilgrastim-cbqv) against all Neulasta® dosage forms, Coherus’ ability to maintain average selling price (“ASP”) discipline, leveraging the validated branded-biosimilar strategy of offering a robust value proposition across all key customer segments; Coherus’ ability to advance its Innovent Avastin® (bevacizumab) oncology biosimilar candidate in-licensed from Innovent by completing a three-way PK study, as well as completing certain additional analytical similarity exercises; Coherus’ ability to submit a 351(k) BLA to the FDA in 2021 for the Innovent biosimilar candidate to Avastin®; Coherus’ ability to launch Innovent’s biosimilar candidate to Avastin® in the United States; Coherus’ ability to facilitate Bioeq’s resubmission of a 351(k) BLA to the FDA for the ophthalmology biosimilar candidate to Lucentis® (ranibizumab) in the second half of 2020 and Coherus’ ability to launch the product, if approved; Coherus’ ability to advance CHS-2020 an Eylea® (aflibercept) ophthalmology biosimilar currently in preclinical development by initiating an expected Phase 3 clinical trial in 2021, with launch projected in 2025, if approved; Coherus’ ability to complete certain manufacturing, regulatory and development activities for CHS-1420, a Humira® (adalimumab) immunology biosimilar, with an anticipated filing of a 351(k) BLA in the fourth quarter of 2020; Coherus’ ability to have a projected market entry in the United States on or after July 1, 2023 for CHS-1420; and Coherus’ ability to meet its R&D and SG&A expenses guidance for the full fiscal year 2020. Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; the risks and uncertainties of the regulatory approval process, including the timing of Coherus’ regulatory filings; the risk that Coherus is unable to complete commercial transactions and other matters that could affect the availability or commercial potential of Coherus’ biosimilar drug candidates; and the risks and uncertainties of possible patent litigation. All forward-looking statements contained in this press release speak only as of the date on which they were made. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 27, 2020, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020, filed with the Securities and Exchange Commission on August 6, 2020 and its future periodic reports to be filed with the Securities and Exchange Commission. Our results for the quarter ended June 30, 2020 are not necessarily indicative of our operating results for any future periods.

UDENYCA® is a trademark of Coherus BioSciences, Inc.

Neulasta® and Onpro® are registered trademarks of Amgen Inc.

Avastin® and Lucentis® are registered trademarks of Genentech, Inc.

Humira® is a registered trademark of AbbVie Inc.

Eylea® is a registered trademark of Regeneron Pharmaceuticals, Inc.

Coherus BioSciences, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Net product revenue	$135,674	$83,433	$251,854	$120,531
Operating expenses:
Cost of goods sold	10,139	601	16,994	2,826
Research and development	26,173	18,883	59,280	37,672
Selling, general and administrative	34,052	36,456	69,402	69,139
Total operating expenses	70,364	55,940	145,676	109,637
Income from operations	65,310	27,493	106,178	10,894
Interest expense	(5,408)	(4,433)	(9,839)	(8,649)
Other income, net	423	558	491	1,369
Net income before income taxes	60,325	23,618	96,830	3,614
Income tax provision	1,294	51	2,227	51
Net income	$59,031	$23,567	$94,603	$3,563

Net income per share:
Basic	$0.83	$0.34	$1.33	$0.05
Diluted	$0.70	$0.32	$1.20	$0.05

Weighted-average number of shares used in computing net income per share:
Basic	71,099,773	69,479,016	70,880,979	69,310,791
Diluted	88,660,280	72,963,972	83,775,353	72,281,564

Coherus BioSciences, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$224,617	$177,668
Investments in marketable securities	231,882	—
Trade receivables, net	172,486	141,992
Inventory	80,984	55,071
Other assets	46,642	34,196
Total assets	$756,611	$408,927
Liabilities and Stockholders’ Equity
Accrued rebates, fees and reserve	$66,229	$51,120
Convertible notes due 2022	79,198	78,542
Convertible notes due 2022 - related parties	26,399	26,181
Convertible notes due 2026	222,409	—
Term loan	74,059	73,663
Other liabilities	74,940	74,207
Total stockholders’ equity	213,377	105,214
Total liabilities and stockholders’ equity	$756,611	$408,927

Coherus BioSciences, Inc.

Condensed Consolidated Cash Flow

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Cash, cash equivalents and restricted cash at beginning of the period	$193,692	$82,350	$177,908	$73,191

Net cash provided by (used in) operating activities	$60,191	$12,677	$73,668	$(44,306)

Purchases of investments in marketable securities	(231,864)	—	(231,864)	(14,864)
Proceeds from maturities of investments in marketable securities		9,000		9,000
Upfront license fee payment to Innovent	(5,000)	—	(5,000)	—
Cash used in other investing activities	(2,384)	(182)	(4,000)	(517)
Net cash provided by (used in) investing activities	$(239,248)	$8,818	$(240,864)	$(6,381)

Proceeds from issuance of Convertible Notes due 2026, net of issuance costs	222,830	—	222,830	—
Purchase of capped call options related to convertible notes due 2026	(18,170)	—	(18,170)	—
Proceeds from term loan, net of issuance costs	—	185	—	73,061
Proceeds from common stock offering, net of underwriters discounts, commissions and offering costs	—	—	—	8,153
Proceeds from issuance of common stock upon exercise of stock options	3,302	947	8,105	1,395
Proceeds from purchase under the employee stock purchase plan	2,557	1,878	2,557	1,878
Cash used in other financing activities	(97)	—	(977)	—
Net cash provided by financing activities	$210,422	$3,010	$214,345	$84,487

Effect of exchange rate changes on cash	—	(93)	—	(229)

Net increase in cash, cash equivalents and restricted cash	$31,365	$24,412	$47,149	$33,571

Cash, cash equivalents and restricted cash at end of the period	$225,057	$106,762	$225,057	$106,762

Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	224,617	105,927	224,617	105,927
Restricted cash	440	835	440	835
Cash, cash equivalents and restricted cash	$225,057	$106,762	$225,057	$106,762

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, Coherus has also included in this press release non-GAAP net income, and the related per share measures, which exclude from net income, and the related per share measures, stock-based compensation expense, upfront and milestone payments under the license agreements and the related income tax effect of those non-GAAP adjustments. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. Coherus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand Coherus’ business.

Coherus believes that the presentation of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. In particular, Coherus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Coherus’ results from period to period, and to identify operating trends in Coherus’ business. Coherus also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.

Coherus BioSciences, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP net income	$59,031	$23,567	$94,603	$3,563
Adjustments:
Stock based compensation expense	9,425	7,991	18,980	17,486
Upfront payment under the license agreement with Innovent	—	—	5,000	—
Income tax effect of the above adjustments	(202)	(17)	(552)	(247)
Non-GAAP net income	$68,254	$31,541	$118,031	$20,802

GAAP net income per share, basic	$0.83	$0.34	$1.33	$0.05
GAAP net income per share, diluted	$0.70	$0.32	$1.20	$0.05
Non-GAAP net income per share, basic	$0.96	$0.45	$1.67	$0.30
Non-GAAP net income per share, diluted	$0.81	$0.43	$1.48	$0.29
Shares used in computing basic net income per share	71,099,773	69,479,016	70,880,979	69,310,791
Shares used in computing diluted net income per share	88,660,280	72,963,972	83,775,353	72,281,564

Contact

David S. Arrington

Investor Relations & Corporate Affairs

Coherus BioSciences, Inc.

darrington@coherus.com

+1 (650) 395-0196